Exhibit 23.1


                                                              6225 Smith Avenue
                                                 Baltimore, Maryland 21209-3600
                                            main 410.580.3000  fax 410.580.3001




                              February 6, 2004

THE ROUSE COMPANY
10275 Little Patuxent Parkway
Columbia, Maryland  21044

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as special Maryland counsel to The Rouse Company, a Maryland corporation (the "Company"), in connection with the issuance and sale of up to 4,600,000 shares of common stock, par value $0.01 per share (the "Shares"), pursuant to a prospectus supplement dated February 3, 2004 to the prospectus dated December 2, 1998 (collectively, the "Prospectus") included in the Company's Registration Statement on Form S-3 (File No. 333-67137), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This opinion is being provided at your request in connection with the filing of a Current Report on Form 8-K with respect to the issuance and sale of the Shares.

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a) The Registration Statement.

          (b) The Prospectus.

          (c) The Charter of the Company, as amended and restated and in effect on the date hereof.

          (d) The By-Laws of the Company, as amended and restated and in effect on the date hereof.

          (e) The proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization and issuance of the Shares.

          (f) A short-form good standing certificate for the Company dated the date hereof, issued by the State Department of Assessments and Taxation of the State of Maryland.


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          (g) A Certificate of the Secretary of the Company (the
     "Certificate"), dated the date hereof, as to certain factual matters.

          (h) Such other statutes, certificates, instruments, and documents as we have deemed necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company or a committee thereof, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares have been duly authorized and, when issued, sold and delivered as authorized by the Board of Directors of the Company or a committee thereof, will be validly issued, fully paid and non-assessable.

     The opinion set forth herein is limited to matters governed by the laws of the State of Maryland and no other opinion should be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K and its incorporation by reference into the Registration Statement. We consent to the reference to our firm under the heading "Legal Matters" in the Prospectus.

                                    Very truly yours,


                                    /s/ Piper Rudnick LLP

                                        Piper Rudnick LLP